EXHIBIT 10.1
Execution Version
VOTING AGREEMENT
     THIS VOTING AGREEMENT is made this 6th day of October, 2010 by and among M.H.M. & CO., LTD., an Ohio limited partnership (“Shareholder”), T-3 ENERGY SERVICES, INC., a Delaware corporation (“T-3”), and ROBBINS & MYERS, INC., an Ohio corporation (“R&M”), under the following circumstances:
     A. Contemporaneously with the execution of this Agreement, R&M, T-3, Triple Merger I, Inc., a Delaware corporation (“Merger Sub”), and Triple Merger II, Inc., a Delaware corporation, are entering into an Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) that provides, among other things, for the merger of Merger Sub with and into T-3, pursuant to which R&M will issue its common shares, without par value (“R&M Common Shares”), and cash to the holders of the outstanding common stock of T-3, all of which will be cancelled in the merger.
     B. As of the date of this Agreement, Shareholder has the sole voting power with respect to the number of R&M Common Shares indicated on the signature page to this Agreement.
     C. As a material inducement to T-3 to enter into the Merger Agreement, Shareholder has agreed, subject to the terms set forth in this Agreement, to vote the R&M Common Shares as to which Shareholder has the voting power for approval of the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement, including authorization of the Share Issuance (as defined in the Merger Agreement) (collectively, “Approval of the Merger”), in the manner provided in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
     Section 1. Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the meanings given such terms in this Section 1. Other capitalized terms used and not otherwise defined in this Agreement shall have the meanings given such terms in the Merger Agreement.
     “Additional Owned Shares” means R&M Common Shares which are Beneficially Owned by Shareholder and are acquired after the date of this Agreement and prior to the termination of this Agreement.
     “Beneficially Owned,” “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 under the Exchange Act.

     “Covered Shares” means the Owned Shares and any Additional Owned Shares.
     “Owned Shares” means R&M Common Shares Beneficially Owned by Shareholder as of the date of this Agreement.
     “Proxy” has the meaning given that term in Section 2(b).
     “Term” has the meaning given that term in Section 6.
     “Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the Beneficial Ownership of such security and any option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
     Section 2. Shareholder Vote.
          (a) Voting Agreement. At any meeting of the shareholders of R&M, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of R&M is sought with respect to the Approval of the Merger or any R&M Acquisition Proposal or any proposal relating to the Merger or any R&M Acquisition Proposal, Shareholder shall, and shall cause any other holder of record of any Covered Shares to: (i) appear at each such meeting or otherwise cause all of the Covered Shares to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares: (A) in favor of Approval of the Merger and in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing, and (B) against: (i) any R&M Acquisition Proposal or any proposal relating to a R&M Acquisition Proposal, (ii) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by R&M, (iii) any recission or revocation of the approval of the Merger under Section 1701.53 of the Ohio Revised Code or otherwise, or (iv) any amendment to the R&M Articles or the R&M Code that, in the case of each of the foregoing clauses (B)(i) through (B)(iii) would: (1) impede, delay or prevent consummation of the Merger, or (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of R&M under the Merger Agreement.
          (b) Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder shall deliver to T-3 an irrevocable proxy in the form attached as Exhibit A (the “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all Covered Shares. Shareholder hereby represents to T-3 that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked. Shareholder hereby affirms that the Proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the obligations of Shareholder under this Agreement. Shareholder hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked except as provided in this Agreement. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1701.48(D) of the Ohio Revised Code. If for any reason the Proxy is not irrevocable, Shareholder shall vote the Covered Shares in accordance with Section 2(a).
     Section 3. No Disposition or Solicitation; Communications.
          (a) No Disposition. Between the date of this Agreement and the termination of this Agreement pursuant to Section 6, except as contemplated by this Agreement and the Merger Agreement, Shareholder shall not: (a) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of T-3, (b) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (d) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares, or (e) take any other action that would make any representation or warranty of Shareholder contained in this Agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Shareholder’s obligations under this Agreement. Notwithstanding the foregoing, however, this Section 3 shall not prohibit a Transfer of the Covered Shares by Shareholder to any partner of Shareholder; provided, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to T-3, to be bound by all of the terms of this Agreement.
          (b) Non-Solicitation. Shareholder shall not, and shall use its reasonable best efforts to cause its Representatives not to: (i) directly or indirectly, solicit, initiate or knowingly and intentionally encourage or facilitate any R&M Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal, or (ii) directly or indirectly participate in any discussions or negotiations with, or provide any nonpublic information relating to R&M to, any Person that has made a R&M Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal. Shareholder shall, and shall use its reasonable best efforts to cause its Representatives to: (x) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any R&M Acquisition Proposal, or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal; (y) request the prompt return or destruction of all non-public information previously furnished in connection therewith; and (z) immediately terminate all access previously granted to any such Person or its Representatives. Without limiting the foregoing, any violation of the restrictions set forth in this Section 3(b) by any Representative of Shareholder shall constitute a breach of this Section 3(b) by Shareholder. Notwithstanding the foregoing, Thomas P. Loftis may, on behalf of R&M, take actions expressly permitted by Section 5.03(a) of the Merger Agreement.
          (c) Communications. Shareholder hereby: (i) consents to and authorizes the publication and disclosure by T-3 and R&M of Shareholder’s identity and holding of Covered

Shares, and the nature of Shareholder’s obligations under this Agreement and (ii) as promptly as practicable Shareholder shall notify T-3 and R&M of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.
          (d) No Prohibition. Nothing in this Agreement shall be construed to prohibit any Person who is an officer or director of R&M (whether or not a partner of Shareholder or an officer, director, principal, manager or other Affiliate of any partner of Shareholder), from taking any action solely in his or her capacity as an officer or director of R&M or in any personal capacity, with respect to the Merger, any R&M Acquisition Proposal or any other action permitted by the Merger Agreement.
     Section 4. Additional Agreements. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of R&M affecting the Covered Shares or the acquisition of Additional Owned Shares or other voting securities of R&M by Shareholder: (i) the type and number of Covered Shares shall be adjusted appropriately to reflect such change, and (ii) this Agreement and the obligations of Shareholder hereunder automatically shall attach to any additional Covered Shares or other voting securities of R&M issued to or acquired by Shareholder. While this Agreement is in effect, Shareholder shall notify T-3 promptly in writing of the number and description of any Additional Owned Shares acquired by Shareholder.
     Section 5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to T-3 as follows:
          (a) Title. As of the date of this Agreement, Shareholder is the Beneficial Owner and record owner of the number of R&M Common Shares set forth on the signature page to this Agreement, which are the only voting securities of R&M Beneficially Owned by Shareholder. Shareholder has all necessary voting power, power of disposition and power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 of this Agreement and all other matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and the terms of the Registration Agreement dated August 7, 2008 between R&M and Shareholder.
          (b) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery of this Agreement by T-3 and R&M, constitutes a legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms. None of the Covered Shares are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Covered Shares, except as contemplated by this Agreement.
          (c) No Conflict or Default. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement or compliance by Shareholder with any of the provisions of this Agreement will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provisions of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Shareholder or to Shareholder’s property or assets.
          (d) No Litigation. As of the date of this Agreement, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated by this Agreement.
          (e) No Consent. The execution and delivery of this Agreement by Shareholder do not and the performance of this Agreement by Shareholder will not, require any additional or further consent or approval of any Person.
     Section 6. Termination. Notwithstanding anything to the contrary in this Agreement, the term (the “Term”) of this Agreement, the Proxy granted pursuant to this Agreement and the obligations of the parties under this Agreement shall commence on the date of this Agreement and shall terminate upon the earliest of: (i) the mutual agreement of T-3 and Shareholder to terminate this Agreement, (ii) the Effective Time; (iii) the occurrence of any R&M Adverse Recommendation Change; and (iv) the termination of the Merger Agreement in accordance with its terms.
     Section 7. Miscellaneous.
          (a) Entire Agreement. This Agreement and the Proxy constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
          (b) No Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Shareholder and R&M (in the case of any assigment by T-3) or T-3 (in the case of an assigment by Shareholder or R&M).
          (c) Successors. Without limiting any other rights T-3 may have under this Agreement in respect of any Transfer of Covered Shares prior to the Termination Date, this Agreement and the Proxy and the obligations of Shareholder under this Agreement and the Proxy shall attach to the Covered Shares Beneficially Owned by Shareholder and shall be binding upon any Person to which legal or Beneficial Ownership of such Covered Shares shall pass, whether by operation of law or otherwise.
          (d) Amendments. This Agreement and the Proxy may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of T-3, R&M and Shareholder.
          (e) Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Shareholder, to:
M.H.M. & Co., Ltd.
830 Hanna Building
Cleveland, Ohio 44115
Attention: Creighton B. Murch
with a copy (which shall not constitute notice) to:
Calfee Halter & Griswold LLP
1400 KeyBank Center
800 Superior Avenue
Cleveland, Ohio 44114-2688
Attention: Stephen P. Kresnye
if to T-3, to:
T-3 Energy Services, Inc.
7135 Ardmore
Houston, Texas 77054
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, Texas 77002
Attention: Douglas E. McWilliams
                 Stephen M. Gill
if to R&M, to:
Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio
Attention: President and Chief Executive Officer
with a copy (which shall not constitute notice) to:
Thompson Hine LLP
2000 Courthouse Plaza, N.E.
Dayton, Ohio 45402
Attention: Linn S. Harson

          (f) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns.
          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 7(g) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          (h) No Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF OHIO.
          (j) Specific Enforcement; Exclusive Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. In the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, T-3 shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither T-3 nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. No party shall assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
          (k) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE PROXY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereto acknowledges that it and the other parties to this Agreement have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications set forth in this Section 7(k).
          (l) Waiver. No failure on the part of T-3 to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of T-3 in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of an such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. T-3 shall not be deemed to have waived any claim available to T-3 arising out of this Agreement, or any power, right, privilege or remedy of T-3 under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of T-3; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          (m) Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
          (n) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of an original counterpart hereof.
[Remainder of page left intentionally blank; signature page follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first set forth above.

T-3 ENERGY SERVICES, INC.
By:	/s/ STEVEN W. KRABLIN
	Name:	Steven W. Krablin
	Title:	Chairman, President and Chief Executive Officer

ROBBINS & MYERS, INC.
By:	/s/ PETER C. WALLACE
	Name:	Peter C. Wallace
	Title:	President and Chief Executive Officer

M.H.M. & CO., LTD.
By:	Maynard H. Murch Co., Inc.,
its general partner

By:	/s/ CREIGHTON B. MURCH
	Name:	Creighton B. Murch
	Title:	President

Number of R&M Common Shares Beneficially Owned and Owned of Record by Shareholder as of the date of this Agreement:
5,546,106

Signature Page to Voting Agreement

EXHIBIT A
FORM OF IRREVOCABLE PROXY
     The undersigned shareholder (“Shareholder”) of Robbins & Myers, Inc., an Ohio corporation (the “Company”) hereby: (i) irrevocably grants to, and appoints T-3 Energy Services, Inc., a Delaware corporation (“T-3”), and any person designated in writing by T-3, and each of them individually, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this Proxy and the Voting Agreement dated as of October 6, 2010 by and among T-3, R&M and Shareholder (the “Voting Agreement”), and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares. For purposes of this Proxy, “Covered Shares” has the meaning set forth in the Voting Agreement. The number of Covered Shares as of the date this Proxy are set forth on the signature page to this Proxy.
     Shareholder hereby affirms that this Proxy is given in connection with the execution of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among R&M, T-3, Triple Merger I, Inc. (“Merger Sub”) and Triple Merger II, Inc., (which provides, among other things, for the merger of Merger Sub with and into T-3), and that this Proxy is given to secure the performance of the obligations of Shareholder under the Voting Agreement. Shareholder hereby further affirms that this Proxy is irrevocable and is coupled with an interest and may under no circumstances be revoked. Without limiting the generality of the foregoing, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1701.48(D) of the Ohio Revised Code.
     The attorneys-in-fact and proxies named above hereby are authorized and empowered by the undersigned at any time after the date hereof and prior to the termination of the Voting Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of the shareholders of R&M and in any written consent in lieu of such a meeting in the manner set forth in Section 2(a) of the Voting Agreement.
     The obligations of the undersigned hereunder are binding upon the successors and assigns of the undersigned and any recipient of any of the Covered Shares by Transfer (as defined in the Voting Agreement).
     This Proxy shall terminate and become null and void and of no further effect upon the termination of the Voting Agreement pursuant to Section 6 of the Voting Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Proxy this 6th day of October, 2010.

M.H.M. & CO., LTD.
By:	Maynard H. Murch Co., Inc.,
its general partner

By:
Name:
Title:
Number of R&M Common Shares Beneficially Owned by Shareholder as of the date of this Proxy:
5,546,106

631434.1